Exhibit 99.1

Quanterix Corporation Releases Operating Results for Fourth Quarter and Full Year 2019
46% Q4 revenue growth; 51% full year growth

Billerica, Mass. – March 9, 2020 — Quanterix Corporation (NASDAQ: QTRX), a company digitizing biomarker analysis to advance the science of precision health, today announced financial results for the fourth quarter and 12 months ended December 31, 2019.

“We’re pleased to close out another year of compelling growth, product launches, productive capital raises, key hires and technology adoption, marking our ninth consecutive quarter of strong performance since going public two years ago,” said Kevin Hrusovsky, Chief Executive Officer, President and Chairman Quanterix. “2019 validated the vast utility for our Simoa technology to measure novel biomarkers with rich clinical potential such as neurofilament light chain (Nf-L), as well as other neuro biomarkers used in the fight against neurodegenerative diseases, such as Alzheimer’s Disease, Multiple Sclerosis (MS), Parkinson’s Disease, ALS and traumatic brain injury. Our mid-year acquisition of UmanDiagnostics also secured our long-term supply integrity of the fast growing and highly differentiated Uman Nf-L antibodies, which provide unmatched sensitivity and specificity for Nf-L neuro-degeneration measurements in blood. Now that we have harnessed most of the value chain of this highly attractive Nf-L franchise, we are working to fully realize its value creation potential through investments and strategic collaborations with marquee partners. This has catalyzed many growth vectors with wide-ranging potential across the research, drug development and clinical spectrum for neuro, oncology and inflammation biomarkers. We enter 2020 with a solid lineup of new differentiated instruments, serum-based biomarker assays, specialty pharma services and compelling validation stemming from over 650 Simoa-specific inclusions in publications. These advances, plus adoption momentum in drug development, are increasing the longer-term promise for our technologies in the larger, potentially more attractive, clinical landscape.”

Fourth Quarter 2019 Financial Highlights

Key financial results for the fourth quarter of 2019 are shown below:

•	Q4 revenue was $15.9M versus prior year Q4 of $10.9M, an increase of 46%;
•	Q4 product revenue was $11.4M versus prior year Q4 of $7.5M, an increase of 53%;
•	Q4 service revenue was $4.3M versus prior year Q4 of $3.4M, an increase of 26%;
•	Q4 GAAP gross margin was 43.1% versus prior year Q4 of 47.9%; Q4 non-GAAP gross margin was 47.3%, versus prior year Q4 of 47.9%. Q4 2019 gross margins include 410 bps of adverse impact from our successful HD-X trade-in program.

Full Year 2019 Financial Highlights

Key financial results for FY 2019 are shown below:

•	FY revenue was $56.7M versus prior year FY of $37.6M, an increase of 51%; excluding $1.3M in revenue recognized in Q3 2018 in connection with the termination of a license agreement, non-GAAP year-over-year revenue growth was 56%;
•	FY product revenue was $40.5M versus prior year FY of $23.4M, an increase of 73%;
•	FY service revenue was $16.1M versus prior year FY of $12.1M, an increase of 33%; and,
•	FY gross margin was 47.3% versus prior year FY of 47.7%, FY non-GAAP gross margin was 49.7% versus prior year FY of 45.9%, an increase of 380 bps.

For additional information on the non-GAAP financial measures included in this press release, please see “Use of Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financials” below.

Fourth Quarter and Full Year 2019 Business Highlights

•	Our Simoa technology was highlighted in a record-breaking 246 publications in 2019, bringing total Simoa-specific inclusions to over 650 publications.

•	Launched Simoa HD-X Analyzer, Quanterix’ new, fully automated Simoa bead-based immunoassay instrument model; and extended our technology bench with the launch of the Simoa SP-X™ Imaging and Detection System, 10-Plex Simoa CorPlex Cytokine Panel, and broad menu of additional multiplex panels to further revolutionize research, disease monitoring and drug development across core therapeutic applications.

•	Acquired UmanDiagnostics AB, the world’s leading Nf-L antibody supplier, solidifying Quanterix’ position as the world leader in Nf-L assays as the Nf-L biomarker continues to draw global attention as a promising neurodegenerative disease indicator. A follow-on licensing and supply agreement with Siemens Healthineers for access to the proprietary Nf-L antibodies signed in November marks a critical step toward a clinically viable Nf-L test.

•	Reinforced growing utility of Simoa in neurology research, with increased citations demonstrating its critical role in identifying, monitoring and supporting treatment validation for neurodegenerative diseases through ultra-sensitive detection of serum Nf-L. Major research highlights include:

o	Nf-L as an indicator of Alzheimer’s disease 16 years before symptoms, supporting its potential utility as a clinically useful biomarker. (Nature)

o	Powering more than 85 percent of the Nf-L abstracts presented at the American Academy of Neurology (AAN)’s Annual Meeting, supporting the biomarker’s utility as an indicator of neurodegenerative disease onset and progression.

o	The Simoa Nf-L assay being utilized in a record 50 publications presented at the 35th Congress of the European Committee for Treatment and Research in Multiple Sclerosis (ECTRIMS). Notable Nf-L papers included an application of Simoa to validate treatments for relapsing-remitting or primary progressive MS and use of Simoa to demonstrate the efficacy of treatments in patients with relapsing MS, which received FDA and EMA filing acceptance on Feb. 26, 2020.

o	Advanced critical infectious disease research valuable to the acceleration of a rapid triage test for adults with persistent cough suspected to have active pulmonary tuberculosis (TB).

•	Successfully raised nearly $120 million through at-the-market equity (ATM) facility and follow-on offering, attracting marquee investors, and further enhancing Quanterix’ liquidity and potential for value creation.

•	Expanded our leadership team with the addition of Amol Chaubal as Chief Financial Officer (CFO) following his tenure in the position at Smith & Nephew and Novartis; 18-year Biogen veteran Tatiana Plavina as Vice President of Clinical Biomarkers; seasoned Thermo Fisher commercial leader Hether Ide as Vice President, Commercial, North America; and the election of 25-year business growth veteran Sarah Hlavinka to its Board of Directors.

•	Received EY’s Entrepreneur Of The Year® 2019 Award in New England recognizing Hrusovsky’s achievements in healthcare technology innovation, Quanterix’ outstanding financial performance, his commitment to advancing precision health through the founding of the Powering Precision Health (PPH) foundation.

•	Invited to present its disruptive approach to leadership and company growth at several high-profile executive venues, including the SVB Leerink Healthcare CEO Summit, the Laguna Biotech CEO Forum and the Healthcare CEO Summit in partnership with the Cleveland Clinic.

•	Completed the move to our expanded 92,000 square-foot state-of-the-art headquarters in Billerica, Mass., which includes a CLIA-certified laboratory to support the needs of our growing pharmaceutical customer base.

•	Sponsored the 2019 PPH Summit in Barcelona, Spain, attended by more than 250 opinion leaders and researchers from around the world. The event featured more than 40 speakers who presented research across two full concurrent neurology and oncology tracks. Key takeaways and the precision health mission were echoed in the inaugural “At the Edge of Biotech” leadership series created by Nasdaq, which reinforced the importance of biomarkers in accelerating disease detection, measurement of treatment efficacy and disease progression.

Conference Call

In conjunction with this announcement, Quanterix Corporation will host a conference call on March 9 at 4:30 p.m., EDT. Individuals interested in listening to the conference call may do so by dialing (833) 686-9351 for domestic callers, or (612) 979-9890 for international callers. Please reference the following conference ID: 8171579. A live webcast will also be available at: https://edge.media-server.com/mmc/p/2wnc5veo. The webcast will be available on the Company’s website, https://www.quanterix.com/, for one year following completion of the call.

Financial Highlights (in thousands)

Quanterix Income Statement

in '000 USD	Q4 2019	Q4 2018	YTD 2019	YTD 2018
Product Revenue	11,431	7,458	40,491	23,365
Service Revenue	4,302	3,419	16,059	12,117
Collaboration Revenue	184	0	184	2,150
Total Revenue	15,917	10,877	56,734	37,632

Cost of Product Revenue	6,684	3,734	20,900	12,729
Cost of Services Revenue	2,368	1,935	8,998	6,955
Gross Profit	6,865	5,208	26,836	17,948
Gross Margin %	43.1%	47.9%	47.3%	47.7%

Research and Development	4,398	4,045	16,190	15,805
Selling, General and Administrative	13,953	10,577	52,246	33,693
Total Operating Expenses	18,351	14,622	68,436	49,498

Loss From Operations	-11,486	-9,414	-41,600	-31,550
Interest income (expense), net	282	24	627	46
Other income (expense), net	139	81	-10	-7
Tax	-107	25	-187	25
Net Loss	-10,958	-9,334	-40,796	-31,536

Quanterix Balance Sheet

in '000 USD	At 12/31/19	At 12/31/2018
Cash and Cash Equivalents	109,155	44,429
Accounts Receivable	10,906	6,792
Inventory	10,463	5,945
Prepaid Expenses and Other	2,137	2,330
Total Current Assets	132,661	59,496
Restricted Cash	1,026	1,000
Property and Equipment, Net	12,047	2,923
Intangible Assets, Net	14,307	2,348
Goodwill	9,353	1,308
Other Non-Current Assets	557	536
Total Assets	169,951	67,611

Accounts Payable & Accrued Expenses	14,845	12,688
Deferred Revenue	4,697	5,437
Current Portion of Long Term Debt	75	0
Other Current Liabilities	216	0
Total Current Liabilities	19,833	18,125
Deferred Revenue, Net of Current Portion	466	520
Long Term Debt, Net of Current Portion	7,587	7,623
Other Non-Current Liabilities	13,407	278
Total Liabilities	41,293	26,546

Total Stockholders’ Equity	128,658	41,065

Total Liabilities and Stockholders’ Equity	169,951	67,611

Use of Non-GAAP Financial Measures

To supplement the Company’s financial statements presented on a GAAP basis, the Company has provided certain non-GAAP financial measures, including non-GAAP revenue, non-GAAP gross profit and non-GAAP gross margin. Management uses these non-GAAP measures to evaluate the Company’s operating performance in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business. Management believes that such measures are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing the Company’s operating performance. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for, the financial information presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures set forth below.

Reconciliation of Non-GAAP Financials

(in thousands)

(unaudited)

	2019	2018	2019	2018
	Three months ended		Year ended
	December 31		December 31
Total revenue	$15,917	$10,877	$56,734	$37,632
Revenue from termination of license agreement (Note 1)	—	—	—	$(1,342)
Non-GAAP total revenue	$15,917	$10,877	$56,734	$36,290

Gross profit	$6,865	$5,208	$26,836	$17,948
Revenue from termination of license agreement (Note 1)	—	—	—	$(1,342)
Acquisition-related purchase accounting charges (Note 2)	$667	$5	$1,378	$49
Non-GAAP gross profit	$7,532	$5,213	$28,214	$16,655
GAAP gross margin %	43.1%	47.9%	47.3%	47.7%
Non-GAAP gross margin %	47.3%	47.9%	49.7%	45.9%

Note 1: During Q3 of the year ended December 31, 2018, we recognized $1.3 million in collaboration and license revenue in connection with the termination of our license agreement with bioMerieux SA.
Note 2: During the three and twelve months ended December 31, 2019, we incurred $284 thousand and $612 thousand, respectively, of acquisition-related amortization of inventory valuation in connection with our acquisition of UmanDiagnostics. Also during the three and twelve months ended December 31, 2019, we incurred $383 thousand and $766 thousand, respectively, of acquisition-related amortization of intangible assets adjustments in connection with our acquisition of UmanDiagnostics. During the three and twelve months ended December 31, 2018, we incurred $5 thousand and $49 thousand, respectively, of acquisition-related amortization of inventory valuation adjustments in connection with our acquisition of Aushon Biosystems.

About Quanterix

Quanterix is a company that’s digitizing biomarker analysis with the goal of advancing the science of precision health. The company’s digital health solution, Simoa, has the potential to change the way in which healthcare is provided today by giving researchers the ability to closely examine the continuum from health to disease. Quanterix’ technology is designed to enable much earlier disease detection, better prognoses and enhanced treatment methods to improve the quality of life and longevity of the population for generations to come. The technology is currently being used for research applications in several therapeutic areas, including oncology, neurology, cardiology, inflammation and infectious disease. The company was established in 2007 and is located in Billerica, Massachusetts. For additional information, please visit https://www.quanterix.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "expect," "plan," "anticipate," "estimate," "intend" and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this news release are based on Quanterix’ expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause Quanterix’ actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Quanterix’ filings with the U.S. Securities and Exchange Commission, including the "Risk Factors" sections contained therein. Except as required by law, Quanterix assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Contacts:

Quanterix, Inc.

Amol Chaubal, CFO, 617-301-9495

achaubal@quanterix.com

PAN Communications

Staci Didner, 617-502-4300

quanterix@pancomm.com